UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 7, 2013

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite 1500, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 1.02	Termination of a Material Definitive Agreement.

On January 7, 2013, the Board of Directors of Health Discovery Corporation (the “Company”) exercised its right to terminate the Consulting Agreement dated October 21, 2012 by and between the Company and Stephen D. Barnhill, M.D., effective May 7, 2013. This Consulting Agreement is attached as Exhibit 10.1.

As previously disclosed on October 21, 2012, Dr. Barnhill resigned as an employee of the Company and resigned as the Chief Executive Officer of the Company, effective upon the appointment of his successor. On December 18, 2012, the Board of Directors appointed John A. Norris, J.D., M.BA. as Chief Executive Officer of the Company.

The Consulting Agreement with Dr. Barnhill was entered into for the purposes of an orderly transition of management duties, assistance with special projects, and the successful completion and commercialization of the Retinalyze partnership. The cause for termination was due to, the Company no longer requiring transition services for Dr. Norris and certain performance issues.  Dr. Barnhill will be required to work within the terms of Consulting Agreement in order to continue to receive payment under the Consulting Agreement. The Notice of Termination Letter is attached as Exhibit 10.2.

ITEM 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: January 11, 2013	By:	/s/ John A. Norris, J.D.,MBA
Chief Executive Officer